SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2012

NYTEX ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850

Dallas, Texas 75251

(Address of principal executive office)

972-770-4700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On November 29, 2012, NYTEX Energy Holdings, Inc. (“NYTEX” or the “Company”), through its subsidiary, NYTEX Petroleum, Inc., entered into and completed the sale of its 15% interest in approximately 17,000 leasehold acres including two producing wells and carried interest in seven additional drilling prospects, for the cash purchase price of $3.2 million to Newark E&P, LLC (“Newark”).

Prior to the sale, the Company participated with Newark through an exploration agreement and operating agreement (“Exploration and Operating Agreements”) wherein NYTEX owned a 15% working interest in wells drilled on the approximate 17,000 leasehold acres.

Under the terms of the Purchase and Sale Agreement between NYTEX and Newark (the “Sale Agreement”), Newark purchased all of the right, title and interest granted to NYTEX in the Exploration and Operating Agreements.

The Sale Agreement, by and between NYTEX Petroleum, Inc. and Newark, respectively, is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit 10.1                              Purchase and Sale Agreement by and between NYTEX Petroleum, Inc. and Newark E&P, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012	NYTEX ENERGY HOLDINGS, INC.

/s/ Bryan A. Sinclair
Bryan A. Sinclair, Vice President and CFO